UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

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COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Community Bankers Trust Corporation (the “Company”) held its annual meeting of shareholders on May 16, 2014. At the annual meeting, the shareholders of the Company took the following actions:

•	The shareholders elected Gerald F. Barber as a director for a two-year term and each of Richard F. Bozard, Glenn J. Dozier and S. Waite Rawls III as a director for a three-year term. The elections were approved by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gerald F. Barber	10,751,955	170,015	5,221,462
Richard F. Bozard	10,726,653	195,317	5,221,462
Glenn J. Dozier	10,738,998	182,972	5,221,462
S. Waite Rawls III	10,721,018	200,952	5,221,462

•	The shareholders approved the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 9,050,883 votes for, 1,429,306 votes against, 441,781 abstentions and 5,221,462 broker non-votes.

The Company held funds through the TARP Capital Purchase Program from December 19, 2008 to April 23, 2014 and, as a result, the Company presented this advisory proposal at its annual meeting of shareholders in each year from 2009 to 2014. The Company will present this advisory proposal, and a proposal with respect to the frequency of shareholder votes on the compensation of executives, at its 2015 annual meeting of shareholders.

•	The shareholders ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the 2014 year. With respect to this action, there were 16,122,163 votes for, 12,881 votes against, and 8,388 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: May 22, 2014	By: /s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary